                                                                     EXHIBIT (9)
[LOGO] AIG American General
2929 Allen Parkway (A40-04), Houston, Texas 77019

                                                  Lauren W. Jones
                                                  Deputy General Counsel
                                                  Direct Line (713) 831-8470
                                                  FAX (713) 620-3878
                                                  E-mail: Laurie_Jones@aigag.com


                               September 11, 2003

American International Life Assurance Company
  of New York
One ALICO Plaza
600 King Street
Wilmington, DE  19801

Dear Ladies and Gentlemen:

As Deputy General Counsel of American General Life Companies, LLC, I have acted as counsel to American International Life Assurance Company of New York (the "Company") in connection with the filing of the Registration Statement on Form N-4, File No. 811-04865 ("Registration Statement"), for the Company's Variable Account A ("Variable Account I") with the Securities and Exchange Commission. The Registration Statement relates to the proposed issuance by the Company of Vanguard (Contract Form No. 21GVIA1000) group immediate variable annuity contracts (the "Contracts"). Net premiums received under the Contracts are allocated by the Company to Variable Account A to the extent directed by owners of the Contracts. Net premiums under other contracts that may be issued by the Company may also be allocated to Variable Account A. The Contracts are designed to provide retirement protection and are to be offered in the manner described in the prospectus and the prospectus supplements included in the Registration Statement. The Contracts will be offered only in jurisdictions authorizing such sales.

In connection with rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the corporate records of the Company and all such other documents as I have deemed necessary or appropriate as a basis for the opinion expressed herein and have assumed that prior to the issuance or sale of any Contracts, the Registration Statement, as finally amended, will be effective.

Based on and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

                      American General Life Companies, LLC
                      2929 Allen Parkway.Houston, TX 77019

AIG Life Insurance Company
September 11, 2003
Page 2

2. Variable Account A was duly established and is maintained by the Company pursuant to the laws of the State of Delaware.

3. Assets allocated to Variable Account A will be owned by the Company. The Company is not a trustee with respect thereto. The Contracts provide that the portion of the assets of Variable Account A equal to the reserves and other contract liabilities with respect to Variable Account A will not be chargeable with liabilities arising out of any other business the Company may conduct. The Company reserves the right to transfer assets of Variable Account A in excess of such reserves and other contract liabilities to the general account of the Company.

4. When issued and sold as described above, the Contracts (including any units of Variable Account A duly credited thereunder) will be duly authorized and will constitute validly issued and binding obligations of the Company in accordance with their terms.

I am qualified to practice law in the State of Texas, and I do not purport to be expert on laws other than those of the State of Texas and the Delaware General Corporation Law. I express no opinion and make no representation with respect to the law of any other jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5), Regulation S-K of the Securities Act of 1933 and I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Sincerely,


                                        /s/  LAUREN W. JONES
                                        --------------------